Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

BigBand Networks, Inc.

at

$2.24 Net Per Share

by

Amsterdam Acquisition Sub, Inc.

a wholly-owned subsidiary of

ARRIS Group, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 18, 2011, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	October 21, 2011

Enclosed for your consideration is the Offer to Purchase, dated October 21, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Amsterdam Acquisition Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of ARRIS Group, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of BigBand Networks, Inc., a Delaware corporation (“BigBand”), at a purchase price of $2.24 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

Also enclosed is the Letter to Stockholders from the President and Chief Executive Officer of BigBand accompanied by BigBand’s Solicitation/Recommendation Statement on Schedule 14D-9.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offered by the Purchaser is $2.24 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 10, 2011 (the “Merger Agreement”), by and among Parent, the Purchaser and BigBand under which, following the completion of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into BigBand (the “Merger”), with BigBand surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, each outstanding Share (other than (i) Shares, if any, owned by Parent, the Purchaser or by any direct or indirect wholly owned subsidiary of Parent, the Purchaser or BigBand, in each case immediately prior to the effective time of the Merger and (ii) Shares owned by stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest and less any required withholding taxes, as set forth in the Merger Agreement and described in the Offer to Purchase.

4.	The board of directors of BigBand has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and in the best interests of and are fair to BigBand and its stockholders; (ii) approved and authorized the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; and (iii) recommended that the stockholders of BigBand accept the Offer and tender their Shares pursuant to the Offer, and, to the extent necessary or advisable in connection with the transactions contemplated by the Merger Agreement, that the stockholders of BigBand adopt the Merger Agreement.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 18, 2011 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

6.	There is no financing condition to the Offer. The Offer is conditioned on there being validly tendered and not withdrawn in accordance with the terms of the Offer a number of Shares that, together with the Shares then owned by Parent or the Purchaser, if any, represents at least a majority of the sum of (A) all then outstanding Shares and (B) Shares underlying options to purchase Shares under any of BigBand’s equity incentive plans that are then exercisable by their terms with a per share exercise price less than the Offer Price. The Offer is also subject to the satisfaction of certain other conditions set forth in Annex A of the Merger Agreement. See Section 14—“Conditions of the Offer” of the Offer to Purchase for a description of the conditions to the Offer.

7.	Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Morrow & Co., LLC, which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is properly demonstrated to the Depositary or other paying agent or unless the required taxpayer identification information and certain other certifications are provided to the Depositary or other paying agent. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by the Information Agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

BigBand Networks, Inc.

by

Amsterdam Acquisition Sub, Inc.

a wholly-owned subsidiary of

ARRIS Group, Inc.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated October 21, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Amsterdam Acquisition Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of ARRIS Group, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of BigBand Networks, Inc., a Delaware corporation (“BigBand”), at a purchase price of $2.24 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

This will instruct you to tender the number of Shares indicated below that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on his, her or its behalf to the Depositary will be determined by the Purchaser (which may delegate power in whole or in part to the Depositary) in its sole discretion.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE

Shares
Signature(s)

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

Date:

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.